                                  EXHIBIT 10.19

                              SEPARATION AGREEMENT


                         EMPLOYMENT SEPARATION AGREEMENT


       THIS EMPLOYMENT SEPARATION AGREEMENT (the "Agreement"), which includes Exhibits A and B which are incorporated by this reference, is entered into by and between GTSI CORP., a Delaware corporation ("GTSI"), and JOEL A. LIPKIN ("Former Employee"). It will become effective as set forth in Section 14.18 (the "Effective Date").

                                    RECITALS

       A. Former Employee ceased to be an employee and officer of GTSI on October 4, 2001 (the "Termination Date").

       B. Former Employee desires to receive the benefits set forth in this Agreement. Former Employee's receipt of these benefits is contingent upon Former Employee's entering into this Agreement and undertaking the obligations it sets forth.

       C. GTSI and Former Employee desire to set forth their respective rights and obligations with respect to Former Employee's separation from GTSI and to settle and resolve all matters concerning Former Employee's past services to GTSI.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions in this agreement, the receipt and sufficiency of which are hereby acknowledged, GTSI and Former Employee agree as follows:

1.     DEFINITIONS

       The following terms shall have the meanings set forth below:

       1.1 "INCLUDES;" "INCLUDING." Except where followed directly by the word "only," the terms "includes" or "including" shall mean "includes, but is not limited to," and "including, but not limited to," respectively.

       1.2 "SEPARATION PERIOD." The term "Separation Period" shall mean the six months immediately following the Termination Date.

2.     MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS

       Each party represents, warrants and covenants (with respect to itself/himself only) to the other party that, to its/his respective best knowledge and belief as of the date of each party's respective signature below:

       2.1 FULL POWER AND AUTHORITY. It/he has full power and authority to execute, enter into and perform its/his obligations under this Agreement; this Agreement, after execution by both parties, will be a legal, valid and binding obligation of such party enforceable against it/him in accordance with its terms; it/he will not act or omit to act in any way which would materially interfere with or prohibit the performance of any of its/his obligations hereunder, and no approval or consent other than as has been obtained of any other party is necessary in connection with the execution and performance of this Agreement.

       2.2 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions it contemplates:

           (a) will not interfere or conflict with, result in a breach of, constitute a default under or violation of any of the terms, provisions, covenants or conditions of any contract, agreement or understanding, whether written or oral, to which either party is a party (including, in the case of GTSI, its bylaws and articles of incorporation as amended to date) or to which it/he is bound; and

           (b) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental agency or court having jurisdiction of such party.


3.     CONFIDENTIALITY OBLIGATIONS DO NOT TERMINATE

       Former Employee acknowledges that any confidentiality, proprietary rights or nondisclosure agreement(s) in favor of GTSI which he may have entered into in connection with his employment (the "Nondisclosure Agreement") with GTSI will survive any termination of such employment, and nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Nondisclosure Agreement(s) or Former Employee's obligations thereunder. Without limiting the generality of the foregoing, no time period set forth in this Agreement shall shorten or limit the term of any such Nondisclosure Agreement(s), which term shall continue as set forth therein.

4.     COMPANY PROPERTY

       On or before the effective date, Former Employee agrees to return to GTSI any and all GTSI assets or property which have come into his possession or control.


5.     STOCK OPTIONS

       Exhibit A sets forth a complete list of any and all stock options, warrants and other rights to purchase capital stock of GTSI which have been previously issued to Former Employee and which have vested as of the date hereof. This list includes certain additional options over and above those which had vested as of the date of this Agreement. As consideration to Former Employee under this Agreement these additional options will vest as of the Effective Date. All other outstanding stock options granted to Former Employee will immediately expire upon the Effective Date.

6.     PURCHASE OF STOCK BY GTSI

       Promptly after the Effective Date referred to in Section 14.18 below, Former Employee will exercise all of his options to purchase capital stock of GTSI, as listed on Exhibit A, and will then concurrently transfer good and merchantable title to all of such capital stock back to GTSI, free and clear of any liens, rights or claims of third parties, at a price of $6.25 per share. Upon receipt of clear title to the above capitol stock, GTSI will promptly complete the purchase and issue to Former Employee payment of the net proceeds from such transactions.

7.     CONFIDENTIAL INFORMATION AND TRADE SECRETS

       7.1 Former Employee recognizes, acknowledges and agrees that GTSI is the owner of proprietary rights in certain confidential sales and marketing information, programs, tactics, systems, methods, processes, compilations of technical and non-technical information, records and other business, financial, sales, marketing and other information and things of value. To the extent that any or all of the foregoing constitute valuable trade secrets and/or confidential and/or privileged information of GTSI, Former Employee further agrees as follows:

           (a) That, except with prior written authorization from GTSI's CEO or COO, for purposes related to GTSI's best interests, he will not directly or indirectly duplicate, remove, transfer, disclose or utilize, nor knowingly allow any other person to duplicate, remove, transfer, disclose or utilize, any property, assets, trade secrets or other things of value, including, but not limited to, records, techniques, procedures, systems, methods, market research, distribution arrangements, advertising and promotional materials, lists of past, present or prospective customers, and data prepared for, stored in, processed by or obtained from, an automated information system belonging to or in the possession of GTSI which are not intended for and have not been the subject of public disclosure. Former Employee agrees to safeguard all GTSI trade secrets in his possession or known to him at all times so that they are not exposed to, or taken by, unauthorized persons and to exercise his reasonable efforts to assure their safekeeping. This subsection shall not apply to information that (i) is now or later becomes generally known to the public or competitors of GTSI (other than as a result of a breach of this Agreement); (ii) Former Employee lawfully obtains from any third party who has lawfully obtained such information without any obligation of confidentiality; or (iii) is later published or generally disclosed to the public by GTSI. Former Employee shall bear the burden of showing that any of the foregoing exclusions applies to any information or materials.

           (b) That all improvements, discoveries, systems, techniques, ideas, processes, programs and other things of value made or conceived in whole or in part by Former Employee with respect to any aspects of GTSI's current or anticipated business while an employee of GTSI are and remain the sole and exclusive property of GTSI, and Former Employee has disclosed all such things of value to GTSI and will cooperate with GTSI to ensure that the ownership by GTSI of such property is protected. All of such property of GTSI in Former Employee's possession or control, including, but not limited to, all personal notes, documents and reproductions thereof, relating to the business and the trade secrets or confidential or privileged information of GTSI has already been, or shall be immediately, delivered to GTSI.

       7.2 Former Employee further acknowledges that as the result of his prior service as an officer and employee of GTSI, he has had access to, and is in possession of, information and documents protected by the attorney-client privilege and by attorney work product doctrine, such as information relating to acquisitions and Board of Directors' correspondence. Former Employee understands that the privilege to hold such information and documents confidential is GTSI's, not his personally, and that he will not disclose the information or documents to any person or entity without the express prior written consent of the CEO or COO or Board of GTSI unless he is required to do so by law.

       7.3 Former Employee's obligations set forth in this Section 7 shall be in addition to, and not instead of, Former Employee's obligations under any written Nondisclosure Agreement.

       7.4 Former Employee acknowledges and agrees that the services rendered by him to GTSI in the course of his prior employment were of a special and unique character, and that breach by him of any provision of the covenants set forth in this Section 7 will cause GTSI irreparable injury and damages.

Former Employee expressly agrees that GTSI shall be entitled, in addition to all other remedies available to it whether at law or in equity, to injunctive and other equitable relief to secure their enforcement.

       7.5 The parties expressly agree that the covenants contained in this
Section 7 are reasonable in scope, duration and otherwise; however, if any of the restraints provided in these covenants are adjudicated to be excessively broad as to area or time or otherwise, such restraint shall be reduced to whatever extent is reasonable and the restraint shall be fully enforced in such modified form. Any provisions of such covenants not so reduced shall remain in full force and effect.

8.     PROHIBITION AGAINST DISPARAGEMENT

       GTSI and Former Employee each agree that during the Separation Period any communication, whether oral or written, occurring on or off the premises of GTSI, made by it/him or its/his agent to any person or entity (including, without limitation, any GTSI employee, customer, vendor, supplier and any competitor and any person associated with any media) which in any way relates to his or to GTSI or to GTSI's directors, officers, management or employees: (1) will be truthful; and (2) will not disparage or undermine the reputation or business practices of Former Employee or GTSI or its directors, officers, management or employees. The only exceptions to the foregoing shall be: (1) truthful statements privately made to (a) the CEO or COO of GTSI, or their designated representatives, (b) any member of GTSI's Board of Directors, (c) GTSI's auditors, (d) inside or outside counsel of GTSI, (e) Former Employee's counsel or (f) Former Employee's spouse; (2) truthful statements lawfully compelled and made under oath; (3) truthful statements made to specified persons upon and in compliance with prior written authorization from or in connection with formal legal or administrative proceedings, GTSI's CEO or COO or Board; and
(4) truthful statements made by GTSI's CEO or COO to specified persons upon and in compliance with prior authorization from Former Employee asking them to respond to inquiries from such specified persons.

9.     COOPERATION

       Former Employee agrees that during the Separation Period he will cooperate fully and reasonably with GTSI in connection with any future or currently pending matter, proceeding, investigation, litigation or threatened litigation: (1) directly or indirectly involving GTSI (which, for purposes of this section, shall include GTSI and each of its current and future subsidiaries, successors or permitted assigns); or (2) directly or indirectly involving any director, officer or employee of GTSI (with regard to matters relating to such person(s) acting in such capacities with regard to GTSI business). Such cooperation shall include making himself available upon reasonable notice at reasonable times and places to consult with and to testify truthfully (at GTSI's expense for reasonable, pre-approved out-of-pocket travel costs in any action as reasonably requested by the CEO or COO or the Board of Directors. Former Employee further agrees to promptly notify GTSI's CEO or COO in writing in the event that he receives any legal process or other communication purporting to require or request him to produce testimony, documents, information or things in any manner related to GTSI, its directors, officers or employees, and that he will not produce testimony, documents, information or other things with regard to any pending or threatened lawsuit or proceeding regarding GTSI without giving GTSI prior written notice of the same and reasonable time to protect its interests with respect thereto. Former Employee further promises that during the Separation Period when so directed by the CEO or COO or the Board of Directors, he will make himself available to attend any such legal proceeding and will truthfully respond to any questions in any manner concerning or relating to GTSI and will produce all documents and things in his possession or under his control which in any manner concern or relate to GTSI.

10.    SOLE ENTITLEMENT

       Former Employee acknowledges and agrees that his sole entitlement to compensation, payments of any kind, monetary and non-monetary benefits and perquisites with respect to his prior GTSI relationship (as an officer and employee) is as set forth in this Agreement, stock option agreements, and COBRA.


11.    MUTUAL RELEASE OF CLAIMS

       11.1 Former Employee forever releases and discharges GTSI and the predecessor corporation of GTSI as well as the successors, current or prior stockholders of record, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Agreement and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to the previous employment of Former Employee by GTSI, the separation of that employment, and any dealings between the parties concerning Former Employee's employment existing prior to the date of execution of this Agreement, excepting only claims arising from a breach by GTSI of this Agreement including those obligations recited herein or to be performed hereunder, including but not limited to any and all claims of discrimination on account of sex, race, age, handicap, veteran status, national origin or religion, and claims or causes of action based upon any equal employment opportunity laws, ordinances, regulations or orders, including but not limited to Title VII of the Civil Rights Act of 1964 and the Age Discrimination In Employment Act, the Americans With Disabilities Act, Executive Order 11246, the Rehabilitation Act and any applicable state or local anti-discrimination statutes; claims for breach of any contract, agreement or promises made prior to this date; claims for wrongful termination actions of any type, breach of express or implied covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; claims for libel, slander or invasion of privacy; provided, however, that Former Employee and GTSI agree that Former Employee does not waive any rights or claims under the Age Discrimination In Employment Act that may arise after the execution of this document by Former Employee. This proviso is intended to exclude from release only claims "that arise after" execution of this document by Former Employee as provided for by the Older Workers Benefit Protection Act. This release also applies to any claims or rights that Former Employee might have or assert with respect to any claims or rights, if any, concerning any GTSI bonus plan applicable to GTSI officers. Nothing contained in this Section 11.1 shall affect any rights, claims or causes of action which Former Employee may have (1) as a stockholder of GTSI; (2) to indemnification by GTSI, to the extent required under the provisions of GTSI's Certificate of Incorporation, GTSI's By-Laws, the Delaware General Corporation Law, insurance or contracts, with respect to matters relating to Former Employee's prior service as an officer, employee and agent of GTSI; (3) to make claims against or seek contribution from anyone not released by the first sentence of this Section 11.1with respect to any matter or anyone released by the first sentence of this
Section 11.1 with respect to any matter not released thereby; or (4) with respect to GTSI's performance of this Agreement.

       11.2 GTSI forever releases and discharges Former Employee, and his heirs, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, expenses and demands of any kind or character whatsoever, whether known or unknown, anticipated or not anticipated, whether or not previously brought before any state or federal agency, court or other governmental entity which are existing on or arising prior to the date of this Agreement and which, directly or indirectly, in whole or in part, relate or are attributable to, connected with, or incidental to the previous employment of Former Employee by GTSI, the separation of that employment, and any dealings between the parties concerning Former Employee's employment existing prior to the date of execution of this Agreement, excepting only claims arising from a breach by Former Employee of this Agreement including those obligations recited herein or to be performed hereunder. Nothing contained in this Section 11.2 shall affect any rights, claims or causes of action which GTSI may have to make claims against or seek contribution from anyone not released by the first sentence of this Section 11.2 with respect to any matter or anyone released by the first sentence of this Section 11.2 with respect to any matter not released thereby; or with respect to Former Employee's performance of this Agreement.

12.    ASSIGNMENT

       Former Employee represents and warrants that he has not assigned, transferred or granted or purported to assign, transfer or grant any claims, entitlement, matters, demands or causes of action herein released, disclaimed, discharged or terminated, and agrees to indemnify and hold harmless GTSI from and against any and all costs, expense, loss or liability incurred by GTSI as a consequence of any such assignment, transfer or grant.

13.    FORMER EMPLOYEE REPRESENTATIONS

       Notwithstanding that this Agreement may be entered into subsequent to the Termination Date, except as listed by Former Employee on Exhibit B, from the period beginning on the Termination Date to this Agreement's Effective Date, Former Employee represents and warrants that he has not acted or omitted to act in any respect which involves fraud or malfeasance towards GTSI or which directly or indirectly would have constituted a violation of Sections 7, 8 or 9 herein had this Agreement then been in effect.

14.    MISCELLANEOUS

       14.1 NOTICES. All notices and demands referred to or required herein or pursuant hereto shall be in writing, shall specifically reference this Agreement and shall be deemed to be duly sent and given upon actual delivery to and receipt by the relevant party (which notice, in the case of GTSI, must be from an officer of GTSI) or five days after deposit in the U.S. mail by certified or registered mail, return receipt requested, with postage prepaid, addressed as follows (if, however, a party has given the other party due notice of another address for the sending of notices, then future notices shall be sent to such new address):

            (a)      If to GTSI:                GTSI Corp.
                                                3901 Stonecroft Boulevard
                                                Chantilly, Virginia  20151"0808
                                                Attn:  Chief Operating Officer

            (b)      If to Former Employee:     Joel A. Lipkin
                                                1638 Montmorency Drive
                                                Vienna, VA    22182

       14.2 LEGAL ADVICE AND CONSTRUCTION OF AGREEMENT. Both GTSI and Former Employee have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability of entering into this Agreement and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement. In Former Employee's case, he is/was expressly advised by GTSI of his right to consult an attorney to review this Agreement. Each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

       14.3 PARTIES' UNDERSTANDING. GTSI and Former Employee state that each has carefully read this Agreement, that it has been fully explained to it/him by its/his attorney (or that it/he has voluntarily and knowingly elected not to receive such explanation), that it/he fully understands its final and binding effect, that the only promises made to it/him to sign the Agreement are those stated above, and that it/he is signing this Agreement voluntarily.

       14.4 RECITALS AND SECTION HEADINGS. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and section headings are used herein for convenience only, are no part of this Agreement and shall not be used in interpreting or construing it.

       14.5 ENTIRE AGREEMENT. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Notwithstanding the foregoing, the parties understand and agree that any Nondisclosure Agreement and all other written agreements between Former Employee and GTSI are separate from this Agreement and, subject to the terms and conditions of each such agreement, shall survive the execution of this Agreement, and nothing contained in this Agreement shall be construed as affecting the rights or obligations of either party set forth in such agreements.

       14.6 SEVERABILITY. In the event any provision of this Agreement or the application thereof to any circumstance shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, or to be excessively broad as to time, duration, geographical scope, activity, subject or otherwise, it shall be construed to be limited or reduced so as to be enforceable to the maximum extent allowed by applicable law as it shall then be in force, and if such construction shall not be feasible, then such provision shall be deemed to be deleted herefrom in any action before that court, and all other provisions of this Agreement shall remain in full force and effect.

       14.7 AMENDMENT AND WAIVER. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document specifically identifying this Agreement and signed by each party hereto. Except as expressly provided in this Agreement, no course of dealing between the parties hereto and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such rights, power or remedy.

       14.8 CUMULATIVE REMEDIES. None of the rights, powers or remedies conferred herein shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred herein or now or hereafter available at law, in equity, by statute or otherwise.

       14.9 SPECIFIC PERFORMANCE. Each party hereto may obtain specific performance to enforce its/his rights hereunder and each party acknowledges that failure to fulfill its/his obligations to the other party hereto would result in irreparable harm.

       14.10 VIRGINIA LAW AND LOCATION. This Agreement was negotiated, executed and delivered within the Commonwealth of Virginia, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal laws (and not the conflict of laws) of the Commonwealth of Virginia applicable to the construction and enforcement of contracts between parties resident in Virginia which are entered into and fully performed in Virginia.

       14.11 FORCE MAJEURE. Neither GTSI nor Former Employee shall be deemed in default if its/his performance of obligations hereunder is delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.

       14.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       14.13 SUCCESSORS AND ASSIGNS. Neither party may assign this Agreement or any of its rights or obligations hereunder (including, without limitation, rights and duties of performance) to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the non-assigning party, which consent may be given or withheld by such non-assigning party in the sole exercise of its discretion, except that GTSI may assign this Agreement to a corporation acquiring: (1) 50% or more of GTSI's capital stock in a merger or acquisition; or (2) all or substantially all of the assets of GTSI in a single transaction; and except that Former Employee may transfer or assign his rights under this Agreement voluntarily, involuntarily or by operation of law upon or as a result of his death to his heirs, estate and/or personal representative(s). Any prohibited assignment shall be null and void, and any attempted assignment of this Agreement in violation of this section shall constitute a material breach of this Agreement and cause for its termination by and at the election of the other party hereto by notice. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and, except as otherwise provided herein, their respective legal successors and permitted assigns.

       14.14 PAYMENT PROCEDURE. All payments by GTSI to Former Employee or by Former Employee to GTSI may be by, at the paying party's election, cash, wire transfer or check. Neither party may reduce any payment or obligation due by any amount owed or believed owed to the other party under any other agreement, whether oral or written, now in effect or later entered into.

       14.15 SURVIVAL. The definitions, representations and warranties herein as well as obligations set forth in Sections 7, 10, 11,12 and 14 shall survive any termination of this Agreement for any reason whatsoever.

       14.16 NO ADMISSION. Neither the entry into this Agreement nor the giving of consideration hereunder shall constitute an admission of any wrongdoing by GTSI or Former Employee.

       14.17 LIMITATION OF DAMAGES. Except as expressly set forth herein, in any action or proceeding arising out of, relating to or concerning this Agreement, including any claim of breach of contract, liability shall be limited to compensatory damages proximately caused by the breach and neither party shall, under any circumstances, be liable to the other party for consequential, incidental, indirect or special damages, including but not limited to lost profits or income, even if such party has been apprised of the likelihood of such damages occurring.

       14.18 EFFECTIVE DATE. Former Employee expressly acknowledges that he has been advised that he has 14 days to review this Agreement before making a decision to execute it. This Agreement shall become effective upon execution of this Agreement by Former Employee (the "Effective Date").

GTSI CORP.                                   JOEL A. LIPKIN


By:   /s/ John T. Spotila                    Signature: /s/ Joel Lipkin
   -------------------------------------                ------------------------
                                                            Joel A. Lipkin

Print Name:   John T. Spotila
           -----------------------------

Print Title: Executive V.P. & C.O.O.
            ----------------------------

Date:   October 8, 2001                      Date:   October 8, 2001
     -----------------------------------          ------------------------------


                                                     EXHIBIT A

PURCHASE OF STOCK BY GTSI


----------------- -------------- ----------------- ----------------- ---------------- ------------------------
                                                          GTSI
    Options            Date          Exercise           Purchase           Cost            Payment Amount
     Vested           Issued           Cost               Price        Differential
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
     45,000         3/25/1997         $5.25             $6.25             $1.00             $45,000.00
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
      9,000         3/25/1999         $3.75             $6.25             $2.50             $22,500.00
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
     30,000         8/3/1999          $4.00             $6.25             $2.25             $67,500.00
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
      6,667         11/2/1999         $2.88             $6.25             $3.37             $22,467.79
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
      1,500         7/10/200          $3.31             $6.25             $2.94              $4,410.00
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
TOTAL                                                                                 TOTAL
     92,167                                                                                 $161,877.79
----------------- -------------- ----------------- ----------------- ---------------- ------------------------

----------------- -------------- ----------------- ----------------- ---------------- ------------------------
    Options            Date           Exercise           GTSI              Cost            Payment Amount
    Vesting           Issued            Cost           Purchase        Differential
      Upon                                               Price
   Execution
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
     6,667          11/2/1999         $2.88             $6.25             $3.37             $22,469.79
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
     1,500          7/10/2000         $3.31             $6.25             $2.94              $4,410.00
----------------- -------------- ----------------- ----------------- ---------------- ------------------------
TOTAL                                                                                 TOTAL
     8,167                                                                                  $26,879.79
----------------- -------------- ----------------- ----------------- ---------------- ------------------------

    ----------------- -----------------------
         Total
        Options            Total Payment
       Purchased              Amount
        by GTSI
    ----------------- -----------------------
         100,334            $188,757.58
    ----------------- -----------------------

                                    EXHIBIT B

                           EXCEPTIONS (PURSUANT TO 13)
                           ---------------------------

                                      None








                                       11